UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2006

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 10, 2006, SYNNEX Corporation (“SYNNEX”) announced the promotion of John Paget to President, Technology Solutions Division and Dennis Polk to Chief Operating Officer. A copy of SYNNEX’s press release announcing Messrs. Paget and Polk’s appointments is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Mr. Polk has served as our Chief Financial Officer and Senior Vice President of Corporate Finance since joining SYNNEX in February 2002, and will continue to serve as Chief Financial Officer until a successor is determined. From March 2001 through January 2002, Mr. Polk provided services, primarily in the capacity of chief financial officer, for several entities. From February 2000 to February 2001, Mr. Polk served as the Vice President, Finance at DoveBid, Inc., a capital asset disposition and valuation firm. From December 1995 to January 2000, Mr. Polk was first the Corporate Controller and later the Senior Vice President of Finance and Principal Financial Officer of Savoir Technology Group, Inc., a computer systems distributor and contract assembler. Mr. Polk received a Bachelor of Science degree in Accounting from Santa Clara University and is a Certified Public Accountant.

Item 8.01. Other Events

On July 10, 2006, SYNNEX also announced the promotion of Peter Larocque to President, US Distribution. A copy of SYNNEX’s press release announcing Mr. Larocque’s appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2006

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 10, 2006.